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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 333-112073, 333-112073-01 and 333-112073-02 on Form S-3 and 333-37108,
333-59134, 333-101291 and 333-102306 on Form S-8, of MetLife, Inc., of our
report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for embedded derivatives), appearing in this Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such registration statements.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
March 5, 2004